Exhibit 99.1

Grab to Trade on Nasdaq Following Successful Business Combination with Altimeter

•	Transaction closes amid continued growth and momentum in Grab’s business fuelled by its ride-hailing, deliveries, and payments superapp

•	Proceeds of US$4.5 billion represents the largest-ever U.S. public listing by a Southeast Asian company; US$4.0 billion PIPE is the largest ever raised

•	Proceeds to fund continued expansion of Grab’s superapp ecosystem and support Grab’s mission to drive economic empowerment across Southeast Asia

•	Bell ringing ceremony to be held in Singapore, Nasdaq’s first such event in Southeast Asia

SINGAPORE AND MENLO PARK, CALIF. – December 1, 2021 (Eastern Time) – Grab Holdings Limited (“Grab”), Southeast Asia’s leading superapp1, today completed its previously announced business combination with Altimeter Growth Corp. (Nasdaq: AGC) (“Altimeter”), a special purpose acquisition company. The transaction raised gross proceeds of US$4.5 billion in the largest-ever U.S. public market debut by a Southeast Asian company. The business combination was approved by Altimeter stockholders in a special meeting held on November 30, 2021. Grab’s common stock is expected to begin trading on the Nasdaq on December 2, 2021 under the ticker symbol “GRAB.”

“We truly believe this is Southeast Asia’s time to shine, and we hope that our entrance into the global public market will help bring greater attention to the tremendous opportunity here in the region,” said Anthony Tan, Group CEO and Co-founder, Grab. “Our evolution into a superapp was guided by the everyday problems we wanted to solve for the people we care about, and accelerated by the growing appetite for digital services in a rapidly transforming landscape. From on-demand mobility and deliveries to digital financial services, enterprise services and more, we believe we are only scratching the surface of the opportunity ahead of us. While there’s no doubt this is an exciting moment, we’re grounded in the knowledge that this is just day one. Our calling remains the same—to unlock greater opportunity for all Southeast Asians to participate in the digital economy.”

“Grab is an iconic, mission-driven and founder-led company that makes a difference in the lives of the people and communities it serves. Grab’s powerful flywheel combining ride hailing, delivery and payments has demonstrated durable growth even during the pandemic and is playing a foundational role in the digitization of Southeast Asia,” said Brad Gerstner, founder and CEO of Altimeter. “Altimeter is honored to partner with Grab on this significant milestone and as long-term owners to support their continued innovation, growth and economic impact.”

Proceeds include a fully committed $4.0 billion PIPE, the largest ever raised, led by US$750 million from funds managed by Altimeter Capital Management, LP. Other investors include funds and accounts managed or advised by BlackRock, Counterpoint Global (Morgan Stanley Investment Management), and T.Rowe Price Associates, Inc., as well as Fidelity International, Fidelity Management and Research LLC, Janus Henderson Investors, Mubadala, Nuveen, Permodalan Nasional Berhad, Temasek and K3 Ventures. Leading family groups from Indonesia including Djarum, the Sariaatmadja family and Sinar Mas also participated.

[1]

Based on Euromonitor’s research on 2020 and 1H 2021. Category leadership is estimated by share of GMV for online food delivery and ride-hailing, and Total Payment Volume (TPV) for e-wallet payments. ‘Southeast Asia’ refers to the 6 largest markets in the region only: Indonesia, Malaysia, Philippines, Singapore, Thailand and Vietnam

“We’re thrilled to participate in Grab’s debut on the public markets and serve as long-term partners with the company,” said Dennis Lynch, Head of Counterpoint Global (Morgan Stanley). “Grab represents a unique growth investment in the dynamic and growing Southeast Asian market. We’re incredibly excited to help fuel the emergence of innovative technology platforms in Southeast Asia.”

Superapp Strategy Driving Continued Business Momentum

Grab operates across 465 cities in 8 countries, enabling high frequency hyperlocal consumer services such as food delivery, ride-hailing, grocery delivery, e-payments, financial services and more — all through a single “everyday everything” app. The cornerstone of Grab’s superapp strategy is the ability to drive higher engagement amongst users, which increases loyalty and retention rates while reducing the cost to serve.

Grab by the numbers:

•	Three straight quarters of record Gross Merchandise Value (GMV) in 2021, totalling US$11.5 billion in GMV through September 30, 2021

•	1 billion transactions completed in the first half of 2021

•	Average spend per user[2] increased 43% year-over-year in Q3 2021

•	Regional category leader in Southeast Asia for online food delivery, ride-hailing, and e-wallet payments[3]

•	Largest on-demand driver supply network, with 5m+ million registered driver-partners[4]

•	Largest food delivery network in Southeast Asia, with 2m+ registered merchant-partners[5]

•	Total addressable market expected to grow to more than US$180 billion by 2025 across online food delivery, ride-hailing, and e-wallet payments[6]

•	The proportion of Grab consumers using more than one service rose from approximately 33% in December 2018 to approximately 55% in June 2021.

•	According to App Annie, as of October 2021, the Grab app is installed on more than 40% of all smartphones in the Southeast Asia region—leading the mobility and delivery category.

Meeting the Unique Needs and Tremendous Market Opportunity in Southeast Asia

Grab is participating in some of the fastest-growing categories in one of the fastest-growing digital economies in the world. Southeast Asia is home to approximately 660 million people, with a growing middle class and an increasingly online cohort of consumers and businesses.

The pandemic accelerated this shift. According to the e-Conomy SEA 2021 report by Bain, Google and Temasek, 40 million new internet users came online in 2021 in Southeast Asia. All six core internet economies7 in the region are expected to post double-digit growth in GMV between 2021 and 2025.

[2]

Defined as GMV per Monthly Transacting User (MTU), where MTU is defined as the monthly number of unique users who transact via Grab’s products, where transact means to have successfully paid for any of Grab’s products.

[3]

Based on Euromonitor’s research on 2020 and 1H 2021. Category leadership is estimated by share of GMV for online food delivery and ride-hailing, and Total Payment Volume (TPV) for e-wallet payments. ‘Southeast Asia’ refers to the 6 largest markets in the region only: Indonesia, Malaysia, Philippines, Singapore, Thailand and Vietnam

[4]	Based on Euromonitor’s research on 2020
[5]	Based on Euromonitor’s research on 2020
[6]	Based on Euromonitor’s research on 2020
[7]	Indonesia, Malaysia, Philippines, Singapore, Thailand and Vietnam

Giving Back Through GrabForGood

Grab created the GrabForGood Fund in April 2021 to support programs that deliver social and environmental impact for Grab’s partners and the communities Grab operates in. With an initial fund size of US$275 million, including a personal contribution of US$25 million in Grab shares from Grab Group CEO and co-founder Anthony Tan, co-founder Hooi Ling Tan and President Ming Maa, the Fund will support programs that address inequality, access to basic services, climate change and disaster relief in Southeast Asia. Grab expects to launch an initial wave of programs focused on scholarships, bursaries and disaster relief in 2022. In support of Grab’s mission and double bottom line goals, Altimeter is donating 10% of its sponsor promote shares, subject to a three-year lock up, to the GrabForGood fund.

Ringing the Bell in Southeast Asia

To commemorate this milestone in Southeast Asia, Grab founders Anthony Tan and Hooi Ling Tan will ring the Nasdaq opening bell from Singapore, joined on stage by Grab drivers and merchant partners, at 9:30 a.m. Eastern Time (10:30 p.m. Singapore Time) on December 2, 2021.

“It’s important to us not to lose sight of what this was all built on. The heart and hard work of our Grabbers to serve our partners, and in turn, the dedication of our partners towards serving their customers. That’s why we chose to hold the ceremony close to home. To be here, amongst our community, sharing the moment with them as we cross the threshold into a new chapter of our journey,” added Anthony Tan.

Leading up to the bell ringing and afterwards, Grab will feature photos of its employees and partners on the Nasdaq Tower in Times Square.

About Grab

Grab is Southeast Asia’s leading superapp based on GMV in 2020 in each of food deliveries, mobility and the e-wallets segment of financial services, according to Euromonitor. Grab operates across the deliveries, mobility and digital financial services sectors in 465 cities in eight countries in the Southeast Asia region—Cambodia, Indonesia, Malaysia, Myanmar, the Philippines, Singapore, Thailand and Vietnam. Grab enables millions of people each day to access its driver- and merchant-partners to order food or groceries, send packages, hail a ride or taxi, pay for online purchases or access services such as lending, insurance, wealth management and telemedicine, all through a single “everyday everything” app. Grab was founded in 2012 with the mission to drive Southeast Asia forward by creating economic empowerment for everyone, and since then, the Grab app has been downloaded onto millions of mobile devices. Grab strives to serve a double bottom line: to simultaneously deliver financial performance for its shareholders and a positive social impact in Southeast Asia.

About Altimeter

Altimeter Capital Management, LP is a leading technology-focused investment firm built by founders for founders with over $15 billion in assets under management. Altimeter’s mission is to help visionary entrepreneurs build iconic companies, disrupt markets and improve lives through all stages of growth. Altimeter manages a variety of venture and public funds and serves as an expert long-term partner to companies as they enter the public markets.

Contact Information

For inquiries regarding Grab, please contact:

Media

In Asia: press@grab.com

In the United States: Grab-SVC@sardverb.com

Investors

Grab: investor.relations@grab.com

Blueshirt Group: GrabIR@blueshirtgroup.com

For inquiries regarding Altimeter, please contact:

press@altimeter.com

ir@altimeter.com

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the federal securities laws with respect to the transaction between Grab Holdings Inc. (“Grab”), Grab Holdings Limited (“GHL”) and AGC and regarding Grab’s future business expectations which involve risks and uncertainties. All statements other than statements of historical fact contained in this document, including, but not limited to, statements as to future results of operations and financial position, planned products and services, business strategy and plans, objectives of management for future operations of Grab, market size and growth opportunities, competitive position, technological and market trends and the potential benefits and expectations related to the terms and timing of the proposed transactions, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” or other similar expressions. All forward-looking statements are based upon estimates and forecasts and reflect the views, assumptions, expectations, and opinions of AGC and Grab, which are all subject to change due to various factors including, without limitation, changes in general economic conditions as a result of COVID-19. Any such estimates, assumptions, expectations, forecasts, views or opinions, whether or not identified in this document, should be regarded as indicative, preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

The forward-looking statements contained in this document are subject to a number of factors, risks and uncertainties, some of which are not currently known to Grab or AGC. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of GHL’s registration statement on Form F-4, the proxy statement/ prospectus therein, AGC’s Quarterly Report on Form 10-Q and other documents filed by GHL or AGC from time to time with the U.S. Securities and Exchange Commission.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. In addition, there may be additional risks that neither AGC nor Grab presently know, or that AGC or Grab currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements reflect AGC’s and Grab’s expectations, plans, projections or forecasts of future events and view. If any of the risks materialize or AGC’s or Grab’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

Forward-looking statements speak only as of the date they are made. AGC and Grab anticipate that subsequent events and developments may cause their assessments to change. However, while GHL, AGC and Grab may elect to update these forward-looking statements at some point in the future, GHL, AGC and Grab specifically disclaim any obligation to do so, except as required by law. The inclusion of any statement in this document does not constitute an admission by Grab nor AGC or any other person that the events or circumstances described in such statement are material. These forward-looking statements should not be relied upon as representing AGC’s or Grab’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements. In addition, the analyses of Grab and AGC contained herein are not, and do not purport to be, appraisals of the securities, assets or business of Grab, AGC or any other entity.